LSB INDUSTRIES, INC.                      Exhibit 11.1
                                                                     Page 1 of 6
        PRIMARY EARNINGS PER SHARE COMPUTATION


                                                    1994 quarter ended
                                         _______________________________________

                                          March 31       June 30       Sept. 30
                                         __________    __________     __________
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                13,673,971     13,659,691   13,555,191
    Common shares issued on conversion
  of redeemable preferred stock;
  calculated on weighted average
  basis                                         360              -          180
    Common shares issued upon exercise
  of employee or director stock
  options; calculated on weighted
  average basis                               6,833         24,846        2,549
    Purchases of treasury stock;
  calculated on weighted average
  basis                                     (20,000)       (29,176)    (102,599)
                                         __________     __________    __________
                                         13,661,164     13,655,361   13,455,320

  Common Stock equivalents:
    Shares issuable upon exercise of
  options and warrants (including
  the weighted average for shares
  subject to options and warrants
  granted during the period)                934,807        877,794      827,591
    Assumed repurchase of outstanding
  shares up to the 20% limitation
  (based on average market price for
  the period)                              (247,510)      (238,754)    (292,577)
    Common shares issuable on conversion
  of redeemable preferred stock,
  excluding shares included above
  on actual conversion                       65,120         64,760       64,580
                                         __________     __________    __________

                                            752,417        703,800      599,594

                                         14,413,581     14,359,161   14,054,914

Earnings (loss) for primary
  earnings (loss) per share:
  Net earnings (loss)                    $2,203,665    $27,254,968    $(912,514)
  Dividends on cumulative convertible
    preferred stocks:
    Series B                                (76,145)       (60,000)     (60,000)
    Series 2 Class C                       (747,500)      (747,500)    (745,469)
                                          __________   ___________    __________


Earnings (loss) applicable to
  common stock                           $1,380,020    $26,447,468  $(1,717,983)


Earnings (loss) per share                      $.10          $1.84       $(0.12)


                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                       Nine months
                                                          ended
                                                     Sept. 30, 1994
                                                     ______________

Net earnings applicable to common stock                             $26,109,505
                                                                    ===========

Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                             14,275,885
                                                                     ==========

Earnings per share                                                        $1.83
                                                                          =====

              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 3 of 6
    PRIMARY EARNINGS PER SHARE COMPUTATION

                                                     1993 quarter ended
                                        ________________________________________

                                           March 31       June 30       Sept. 30
                                          _________      ________    _________

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                 7,393,674     12,706,305   12,894,505
    Common shares issued on conversion
  of redeemable preferred stock;
  calculated on weighted average
  basis                                       1,070            100           80
    Common shares issued on conversion
  of convertible preferred stock;
  calculated on weighted average
  basis                                   1,304,070              -            -
    Common shares issued upon exercise
  of employee or director stock
  options; calculated on weighted
  average basis                              19,500        114,951      392,170
    Purchases of treasury stock;
  calculated on weighted average
  basis                                           -              -      (69,541)
    Sale of stock; calculated on weighted
  average basis                               5,843              -            -
                                         __________     __________   __________
                                          8,724,157     12,821,356   13,217,214
  Common Stock equivalents:
    Shares issuable upon exercise of
  options and warrants (including
  the weighted average for shares
  subject to options and warrants
  granted during the period)              2,069,776      1,940,325    1,475,106
    Assumed repurchase of outstanding
  shares up to the 20% limitation
  (based on average market price for
  the period)                              (513,253)      (446,403)    (313,033)
    Common shares issuable on conversion
  of redeemable preferred stock,
  excluding shares included above
  on actual conversion                       67,810         66,640       66,460
                                         __________     __________   __________
                                          1,624,333      1,560,562    1,228,533
                                         __________     __________   __________
                                         10,348,490     14,381,918   14,445,747
                                         ==========     ==========   ==========

Earnings for primary earnings per share:
  Net earnings                           $2,657,133     $5,758,100   $2,423,644
  Dividends on cumulative convertible
    preferred stocks:
    Series B                                (77,220)       (60,000)     (60,000)
    Series 2 Class C                                      (290,183)    (747,500)
                                         __________     __________   __________

 Earnings applicable to common stock     $2,579,913     $5,407,917   $1,616,144
                                         ==========     ==========   ==========

 Earnings per share                           $.25            $.38         $.11
                                              ====            ====         ====



                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                       Nine months
                                                          ended
                                                     Sept. 30, 1993
                                                     ______________

Net earnings applicable to common stock                             $9,603,974
                                                                    ==========

Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                            13,058,718
                                                                    ==========

Earnings per share                                                        $.74
                                                                          ====

              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 5 of 6
    FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                    1994 quarter ended
                                         _______________________________________

                                          March 31        June 30      Sept. 30
                                         _________       ________     _________

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share       13,661,164     13,655,361   13,455,320
  Shares issuable upon exercise of
    options and warrants                    934,807        877,794      827,591
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                           (247,510)      (238,754)    (292,577)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                        65,120         64,760       64,580
  Common shares issuable upon conversion
     of convertible note payable              4,000          4,000            -
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                              666,666        666,666            -
      Series 2                                    -      3,956,000            -
                                         __________     __________   __________
                                         15,084,247     18,985,827   14,054,914

Earnings (loss) for fully diluted earnings
  (loss) per share:
  Net earnings (loss)                    $2,203,665    $27,254,968    $(912,514)
  Interest on convertible note                  180            180            -
  Dividends on cumulative convertible
   preferred stocks:
     Series B                                     -              -      (60,000)
     Series 2 Class C                      (747,500)             -     (745,469)
                                          _________     __________   __________
  Earnings (loss) applicable to
    common stock                         $1,456,345    $27,255,148  $(1,717,983)
                                         ==========    ===========  ===========

  Earnings (loss) per share                    $.10          $1.44      $(0.12)*
                                               ====          =====      ======


                                                       Nine months
                                                          ended
                                                     Sept. 30, 1994
                                                     ______________

Net earnings                                           $26,993,510

Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                16,041,662


Earnings per share                                           $1.68


* Primary and fully diluted loss per share for the three months ended September 30, 1994 are the same because the fully diluted computation has an anti-dilutive effect.


              LSB INDUSTRIES, INC.                                  Exhibit 11.1
                                                                     Page 6 of 6
    FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1993 quarter ended
                                        ________________________________________

                                           March 31       June 30      Sept. 30
                                          _________       ________    _________

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share        8,724,157     12,821,356   13,217,214
  Shares issuable upon exercise of
    options and warrants                  2,069,776      1,940,325    1,475,106
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average                               (495,004)      (408,527)     (308,015)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                    67,810         66,640        66,460
  Common shares issuable upon conversion
    of convertible note payable              4,000          4,000         4,000
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                             666,666        666,666       666,666
      Series 1, net share
        held in treasury                  3,748,470              -            -
  Series 2                                        -      1,494,489            -
                                         __________     __________   __________
                                         14,785,875     16,584,949   15,121,431
                                         ==========     ==========   =========
Earnings for fully diluted
  earnings per share:
    Net earnings                         $2,657,133     $5,758,100   $2,423,644
  Interest on convertible note                  180            180          180
  Dividends on cumulative preferred
    stocks                                        -              -     (747,500)
                                         __________     __________   __________
  Earnings applicable to common stock    $2,657,313     $5,758,280   $1,676,324
                                         ==========     ==========   ==========

   Earnings per share                          $.18           $.35         $.11
                                               ====           ====         ====


                                                       Nine months
                                                          ended
                                                     Sept. 30, 1993
                                                     ______________

Net earnings                                           $10,091,917
                                                       ===========

Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                15,497,418
                                                        ==========

Earnings per share                                            $.64
                                                              ====




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